EXHIBIT 99.1

Upland Software Reports Second Quarter 2023 Financial Results

August 3, 2023, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the second quarter 2023 and issued guidance for its third quarter and full year of 2023.

Second Quarter 2023 Financial Highlights

•Total revenue was $74.5 million, a decrease of 7% from $80.2 million in the second quarter of 2022.
•Subscription and support revenue was $70.5 million, a decrease of 6% from $75.0 million in the second quarter of 2022.
•GAAP net loss was $15.1 million compared to a GAAP net loss of $16.4 million in the second quarter of 2022. GAAP net loss attributable to common stockholders was $16.5 million compared to GAAP net loss attributable to common stockholders of $16.4 million in the second quarter of 2022. GAAP net loss per share attributable to common stockholders was $0.51 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.52 per share in the second quarter of 2022.
•Adjusted EBITDA was $16.6 million, or 22% of total revenue, compared to $24.5 million, or 31% of total revenue, in the second quarter of 2022.
•GAAP operating cash flow was $7.0 million, compared to GAAP operating cash flow of $14.0 million in the second quarter of 2022. Free cash flow was $6.7 million, compared to free cash flow of $13.9 million in the second quarter of 2022.
•Cash on hand as of the end of the second quarter of 2023 was $262.6 million.

"In Q2, we beat our revenue and Adjusted EBITDA guidance midpoints and free cash flow came in as expected," said Jack McDonald, Upland's chairman and chief executive officer. "We also added another 20 new major customers and announced a host of new product innovations," he added. "It's still early, but as noted, we are making progress on our new growth plan and remain focused on building shareholder value over time.”

Second Quarter Business Highlights

•We expanded relationships with 313 existing customers, 32 of which were major expansions. We also welcomed 155 new customers to Upland in the second quarter, including 20 new major customers.
•This quarter was busy for our sales enablement product, Altify. Starting with a webinar that featured Forrester, which covered best practices for B2B enterprise sales. Followed by the launch of the new Altify book, Not Just Another Vendor, which is a collection of real experiences and best practices from outstanding sales leaders who have used account planning to multiply pipeline and grow revenue.
•Two of Upland’s products were listed among notable vendors in recent Forrester landscape reports. Upland Altify was included in The Account-Based Selling Technologies Landscape, Q2 2023 report, and Upland Kapost was also included in The Content Engagement Solutions Landscape, Q2 2023 report.

•Qvidian announced its latest release, which focused on optimizing the user experience with a revamped content library that aims to help customers increase productivity, shorten sales cycles, and accelerate win rates.
•In June, Upland was awarded HP’s Global Partner Excellence Award for our continued efforts in providing HP customers with flexible, dynamic product solutions that enable modern document lifecycles for their businesses and that align with their unique requirements.

Business Outlook

The revised guidance below reflects the significant incremental sales, marketing and product investments that Upland is making as part of its comprehensive growth plan.

For the quarter ending September 30, 2023, Upland expects reported total revenue to be between $70.4 and $76.4 million, including subscription and support revenue between $65.5 and $70.5 million, for a decline in total revenue of 8% at the mid-point over the quarter-ended September 30, 2022. Third quarter 2023 Adjusted EBITDA is expected to be between $14.5 and $17.5 million, for an Adjusted EBITDA margin of 22% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decrease of 36% from the quarter-ended September 30, 2022.

For the full year ending December 31, 2023, Upland expects reported total revenue to be between $292.1 and $304.1 million, including subscription and support revenue between $274.0 and $284.0 million, for a decline in total revenue of 6% at the mid-point over the year ended December 31, 2022. Full year 2023 Adjusted EBITDA is expected to be between $63.2 and $69.2 million, for an Adjusted EBITDA margin of 22% at the mid-point. This Adjusted EBITDA guide at the midpoint is a decrease of 32% over the year ended December 31, 2022.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-888-800-8770 in North America or +1-646-307-1953 if outside North America, international rates apply. Attendees will need to use access code 6485253 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our ~1,800 enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, impairment of goodwill and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; the risk that we did not consider another contingency included in this list; our expectations as to the payment of dividends; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$70,494	$75,017	$143,408	$148,644
Perpetual license	1,252	1,858	2,823	3,636
Total product revenue	71,746	76,875	146,231	152,280
Professional services	2,751	3,352	5,322	6,663
Total revenue	74,497	80,227	151,553	158,943
Cost of revenue:
Subscription and support	22,073	24,125	45,558	46,194
Professional services and other	2,105	2,428	4,156	5,114
Total cost of revenue	24,178	26,553	49,714	51,308
Gross profit	50,319	53,674	101,839	107,635
Operating expenses:
Sales and marketing	15,755	15,331	30,044	30,924
Research and development	12,443	11,676	24,973	23,743
General and administrative	15,583	21,828	32,772	41,442
Depreciation and amortization	14,853	10,802	29,947	21,853
Acquisition-related expenses	1,072	4,925	2,166	15,338
Impairment of goodwill	—	—	128,755	—
Total operating expenses	59,706	64,562	248,657	133,300
Loss from operations	(9,387)	(10,888)	(146,818)	(25,665)
Other expense:
Interest expense, net	(5,376)	(7,754)	(10,837)	(15,516)
Other income (expense), net	(617)	1,777	808	1,359
Total other expense	(5,993)	(5,977)	(10,029)	(14,157)
Loss before benefit from income taxes	(15,380)	(16,865)	(156,847)	(39,822)
Benefit from income taxes	233	472	1,655	598
Net loss	$(15,147)	$(16,393)	$(155,192)	$(39,224)
Preferred stock dividends	(1,329)	—	(2,644)	—
Net loss attributable to common stockholders	$(16,476)	$(16,393)	$(157,836)	$(39,224)
Net income (loss) per common share:
Net loss per common share, basic and diluted	$(0.51)	$(0.52)	$(4.88)	$(1.25)
Weighted-average common shares outstanding, basic and diluted	32,473,872	31,380,505	32,367,084	31,272,489

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$262,556	$248,653
Accounts receivable, net of allowance	34,434	47,594
Deferred commissions, current	10,697	10,961
Unbilled receivables	3,615	5,313
Prepaid expenses and other current assets	12,167	8,774
Total current assets	323,469	321,295
Tax credits receivable	1,977	2,411
Property and equipment, net	1,674	1,830
Operating lease right-of-use asset	3,676	5,719
Intangible assets, net	215,946	248,851
Goodwill	352,571	477,043
Deferred commissions, noncurrent	13,611	13,794
Interest rate swap assets	40,919	41,168
Other assets	2,135	1,348
Total assets	$955,978	$1,113,459
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,797	$14,939
Accrued compensation	7,535	7,393
Accrued expenses and other current liabilities	7,395	10,644
Deferred revenue	102,291	106,465
Liabilities due to sellers of businesses	—	5,429
Operating lease liabilities, current	2,243	3,205
Current maturities of notes payable	3,094	3,136
Total current liabilities	136,355	151,211
Notes payable, less current maturities	510,163	511,847
Deferred revenue, noncurrent	3,637	4,707
Operating lease liabilities, noncurrent	3,213	4,947
Noncurrent deferred tax liability, net	18,610	18,416
Other long-term liabilities	1,281	1,170
Total liabilities	673,259	692,298
Series A Convertible Preferred stock	114,935	112,291
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	616,556	606,755
Accumulated other comprehensive loss	15,415	11,110
Accumulated deficit	(464,190)	(308,998)
Total stockholders’ equity	167,784	308,870
Total liabilities, convertible preferred stock and stockholders’ equity	$955,978	$1,113,459

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(15,147)	$(16,393)	$(155,192)	$(39,224)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,283	13,931	36,784	28,193
Change in fair value of liabilities due to sellers of businesses	—	—	—	(75)
Deferred income taxes	(699)	(1,066)	(2,674)	(2,407)
Amortization of deferred costs	3,315	2,987	6,667	5,883
Foreign currency re-measurement loss	(23)	3	(882)	3
Non-cash interest and other expense	579	560	1,152	1,115
Non-cash stock compensation expense	6,370	14,877	12,832	26,496
Non-cash loss on impairment of goodwill	—	—	128,755	—
Non-cash loss on retirement of fixed assets	34	—	34	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	6,222	12,905	13,212	22,087
Prepaid expenses and other current assets	(1,679)	(6,384)	(6,524)	(4,597)
Accounts payable	(1,033)	3,247	(1,217)	(898)
Accrued expenses and other liabilities	(3,247)	(364)	(4,106)	(5,154)
Deferred revenue	(5,953)	(10,265)	(5,994)	(9,162)
Net cash provided by operating activities	7,022	14,038	22,847	22,260
Investing activities
Purchase of property and equipment	(289)	(121)	(504)	(297)
Purchase business combinations, net of cash acquired	—	(23)	—	(62,356)
Net cash used in investing activities	(289)	(144)	(504)	(62,653)
Financing activities
Payments of debt costs	(47)	(17)	(177)	(20)
Payments on notes payable	(1,350)	(1,350)	(2,700)	(2,700)
Taxes paid related to net share settlement of equity awards	(153)	(435)	(388)	(982)
Issuance of common stock, net of issuance costs	1	—	1	182
Additional consideration paid to sellers of businesses	(484)	(595)	(5,550)	(3,088)
Net cash used in financing activities	(2,033)	(2,397)	(8,814)	(6,608)
Effect of exchange rate fluctuations on cash	136	(3,656)	374	(3,873)
Change in cash and cash equivalents	4,836	7,841	13,903	(50,874)
Cash and cash equivalents, beginning of period	257,720	130,443	248,653	189,158
Cash and cash equivalents, end of period	$262,556	$138,284	$262,556	$138,284
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$7,292	$7,267	$14,426	$14,474
Cash paid for taxes	$2,465	$1,644	$4,972	$2,416
Non-cash investing and financing activities:
Business combination consideration including holdbacks and earnouts	$—	$—	$—	$7,820

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(15,147)	$(16,393)	$(155,192)	$(39,224)
Add:
Depreciation and amortization expense	18,283	13,931	36,784	28,193
Interest expense, net	5,376	7,754	10,837	15,516
Other expense (income), net	617	(1,777)	(808)	(1,359)
Benefit from income taxes	(233)	(472)	(1,655)	(598)
Stock-based compensation expense	6,370	14,877	12,832	26,496
Acquisition-related expense	1,072	4,925	2,166	15,338
Non-recurring litigation costs	158	—	158	—
Purchase accounting deferred revenue discount	131	1,663	351	3,592
Impairment of goodwill	—	—	128,755	—
Adjusted EBITDA	$16,627	$24,508	$34,228	$47,954

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net loss to non-GAAP net income:
Net loss	$(15,147)	$(16,393)	$(155,192)	$(39,224)
Add:
Stock-based compensation expense	6,370	14,877	12,832	26,496
Amortization of purchased intangibles	17,973	13,536	36,143	27,361
Amortization of debt discount	579	560	1,152	1,115
Acquisition-related expense	1,072	4,925	2,166	15,338
Nonrecurring litigation expense	158	—	158	—
Purchase accounting deferred revenue discount	131	1,663	351	3,592
Impairment of goodwill	—	—	128,755	—
Tax effect of adjustments above	(2,552)	(1,939)	(6,805)	(4,542)
Non-GAAP net income	$8,584	$17,229	$19,560	$30,136

Weighted average ordinary shares outstanding, basic	32,473,872	31,380,505	32,367,084	31,272,489
Weighted average ordinary shares outstanding, diluted	39,227,072	31,547,552	39,086,906	31,456,240
Non-GAAP earnings per share, basic	$0.26	$0.55	$0.60	$0.96
Non-GAAP earnings per share, diluted	$0.22	$0.55	$0.50	$0.96

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$7,022	$14,038	$22,847	$22,260
Less: Purchase of property and equipment	(289)	(121)	(504)	(297)
Free Cash Flow	$6,733	$13,917	$22,343	$21,963

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Stock-based compensation:
Cost of revenue	$301	$575	$604	$977
Research and development	648	658	1,303	1,406
Sales and marketing	558	1,498	1,134	2,972
General and administrative	4,863	12,146	9,791	21,141
Total	$6,370	$14,877	$12,832	$26,496

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Depreciation:
Cost of revenue	$2	$2	$5	$4
Operating expense	308	393	636	828
Total	$310	$395	$641	$832

Amortization:
Cost of revenue	$3,428	$3,127	$6,832	$6,336
Operating expense	14,545	10,409	29,311	21,025
Total	$17,973	$13,536	$36,143	$27,361